Exhibit 99.2

Jade Biosciences Announces Pricing of Public Offering of Common Stock

San Francisco and Vancouver, British Columbia – June 3, 2026 – Jade Biosciences, Inc. (“Jade” or the “Company”) (Nasdaq: JBIO), a clinical-stage biotechnology company focused on developing best-in-class therapies for autoimmune diseases, today announced the pricing of a public offering of 10,000,000 shares of its common stock. The shares of common stock are being sold to the public at a price of $15.00 per share. The gross proceeds to Jade from the offering, before deducting the underwriting discounts and commissions and other offering expenses, are expected to be $150.0 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on June 5, 2026, subject to the satisfaction of customary closing conditions. In addition, Jade has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the shares of common stock to be sold in the public offering are being sold by Jade.

Jade intends to use the net proceeds from this offering, together with its existing cash, cash equivalents, and investments, to fund clinical trials, preclinical studies, and manufacturing in support of its programs, as well as for additional research and development activities, capital expenditures, working capital and other general corporate purposes.

Jefferies, TD Cowen and UBS Investment Bank are acting as joint book-running managers for the offering. LifeSci Capital is acting as passive book-running manager for the offering. BTIG is acting as a lead manager for the offering.

The securities described above are being offered by Jade pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective on May 15, 2026. A preliminary prospectus supplement and accompanying prospectus relating to this offering has been filed with the SEC and a final prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. The offering may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com; and UBS Securities LLC, Attention: Prospectus Department, 11 Madison Avenue, New York, NY 10010, or by email at ol-prospectus-request@ubs.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Jade Biosciences, Inc.

Jade Biosciences is a clinical-stage biotechnology company focused on developing best-in-class therapies that address critical unmet needs in autoimmune diseases. Jade’s lead candidate, JADE101, targets the cytokine APRIL, and is currently being evaluated for the treatment of immunoglobulin A nephropathy. Jade’s pipeline also includes JADE201, an afucosylated anti-BAFF-R monoclonal antibody, as well as JADE301, an undisclosed antibody program. Jade was launched based on assets licensed from Paragon Therapeutics, an antibody discovery engine founded by Fairmount.

Forward Looking Statements

Certain statements in this communication, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, our expectations regarding the expected closing of the offering and the anticipated use of net proceeds therefrom. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Jade’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as the other risks, uncertainties and factors more fully described in Jade’s most recent filings with the Securities and Exchange Commission (including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and its subsequent filings). Should one or more of these risks or uncertainties materialize, or should any of Jade’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Jade does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements, except as required by law. This communication does not purport to summarize all of the conditions, risks and other attributes of an investment in Jade.

Jade Biosciences Contact

Priyanka Shah

Media@JadeBiosciences.com

IR@JadeBiosciences.com

908-447-6134